                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement          [   ]  Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      Integrated Alarm Services Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1).
         1)  Title of each class of securities to which transaction applies:

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         2) Aggregate number of securities to which transaction applies:

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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

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         5) Total fee paid:

--------------------------------------------------------------------------------
         [  ]     Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

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         2) Form, Schedule or Registration Statement No.:

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         3) Filing Party:

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         4) Date Filed:

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

                      INTEGRATED ALARM SERVICES GROUP, INC.
                            99 Pine Street, 3rd Floor
                             Albany, New York 12207


Dear Shareholder:

You are cordially invited to attend the annual meeting of the shareholders of Integrated Alarm Services Group, Inc., a Delaware corporation (the "Company") to be held at 11:00 a.m. on June 15, 2004 (the "Annual Meeting"), at the Crowne Plaza Albany Hotel located at State and Lodge Streets, Albany, New York 12207. A Notice of Annual Meeting of Shareholders, Proxy Statement and proxy card are enclosed for your review. All holders of shares of common stock of the Company as of the close of business on April 29, 2004 (the record date), are entitled to notice of, and to vote at, the Annual Meeting.

The business of the Annual Meeting is to: (i) elect the Company's Board of Directors; (ii) approve the Company's 2004 Stock Incentive Plan; (iii) approve the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2004; and (iv) consider and transact such other business as may properly and lawfully come before the Annual Meeting.

While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

                                   Sincerely,

                                   /s/ Timothy M. McGinn

April 29, 2004                     Chairman and Chief Executive Officer

                      INTEGRATED ALARM SERVICES GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 15, 2004

TO THE SHAREHOLDERS OF INTEGRATED ALARM SERVICES GROUP, INC.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Integrated Alarm Services Group, Inc. (the "Company"), will be held at 11:00 a.m. on June 15, 2004, at the Crowne Plaza Albany Hotel located at State and Lodge Streets, Albany, New York 12207, for the following purposes:

         1.       To elect the Company's Board of Directors;

         2.       To approve the Company's 2004 Stock Incentive Plan;

         3. To approve the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2004;

         4. To consider and transact such other business as may properly and lawfully come before the Annual Meeting or any adjournment thereof.

All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 29, 2004, as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock on the record date are entitled to vote at the meeting. A list of such shareholders will be available at the time and place of the meeting and, during the ten days prior to the meeting, at the office of the Secretary of the Company at 99 Pine Street, 3rd Floor, Albany, New York 12207; Attention: Mary Ann McGinn.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

You can ensure that your shares are voted at the meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and to vote in person. You may revoke your proxy at any time before it is voted by notifying American Stock Transfer & Trust Company in writing before the meeting, or by executing a subsequent proxy, which revokes your previously executed proxy. The address for the American Stock Transfer & Trust Company is 40 Wall Street, New York, New York 10005.

WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                           By Order of the Board of Directors
April 29, 2004                             /s/ Timothy M. McGinn
Albany, New York                           Chairman and Chief Executive Officer

                     INTERGRATED ALARM SERVICES GROUP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  June 15, 2004

                                 PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Integrated Alarm Services Group, Inc. (the "Company") for the annual meeting of shareholders (the "Annual Meeting") to be held at 11:00 a.m. on June 15, 2004 at the Crowne Plaza Albany Hotel located at State and Lodge Streets, Albany, New York 12207, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. These proxy solicitation materials will be mailed on or about May 7, 2004 to all shareholders entitled to vote at the meeting.

                               GENERAL INFORMATION

Record Date; Outstanding Shares

Only shareholders of record at the close of business on April 29, 2004 (the "Record Date"), are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of April 29, 2004 consisted of 24,677,858 shares of common stock, $.001 par value. For information regarding stock ownership by management and holders of more than 5% of the outstanding common stock, see "Securities Ownership of Certain Beneficial Owners and Management."

Voting of Proxies and Revocability

All shares presented by properly executed proxies will be voted in accordance with the specifications on the proxy. IF NO SUCH SPECIFICATIONS ARE MADE ON AN EXECUTED PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINESS FOR DIRECTORS LISTED UNDER THE CAPTION "ELECTION OF DIRECTORS"; FOR THE APPROVAL TO ADOPTION OF THE 2004 STOCK INCENTIVE PLAN AND FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004. A stockholder who has given a proxy pursuant to this proxy solicitation may revoke it at any time before it is exercised by giving written notice thereof prior to the meeting to the Company's transfer agent, American Stock Transfer & Trust Company, or by signing and returning a later dated proxy, or by voting in person at the meeting. Sending in a signed proxy will not affect a stockholder's right to attend the meeting and vote in person. However, mere attendance at the meeting will not, in and of itself, have the effect of revoking the proxy.

The Company has not received any shareholder proposals for inclusion in this proxy statement. If any other matter or matters are properly presented for action at the meeting, the persons named in the enclosed proxy card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

If you would like to attend the meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote your shares at the meeting, you must obtain from the nominee a proxy in your name.

Required Vote

The holder of each outstanding share of common stock as of the record date is entitled to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of directors, the holder of each outstanding share of common stock as of the record date is entitled to one vote for as many persons as there are directors to be elected, however shareholders do not have a right to cumulate their votes for directors. The candidates for election as directors will be elected by the affirmative vote of a plurality of the shares of common stock present in person or by proxy and actually voting at the meeting. The affirmative vote of a majority of shares of common stock of the Company voted at the meeting in person or by proxy is required for the approval of the 2004 Stock Incentive Plan and the approval of PricewaterhouseCoopers LLP to act as the independent accountants for the fiscal year ending December 31, 2004 and for any other matter that may properly come before the meeting.

THE MATTERS TO BE CONSIDERED AT THE MEETING ARE OF GREAT IMPORTANCE AND THE SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone telecopy or electronic mail. We have engaged American Stock Transfer & Trust Company to assist in the solicitation process. The Company estimates the cost of solicitation to be $10,000.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of common stock will constitute a quorum. Shares represented by a proxy or in person at the meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum. An abstention as to any particular matter, however, does not constitute a vote "for" or "against" such matter. "Broker non-votes" (i.e. where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

Deadline for Receipt of Stockholder Proposals

Proposals of shareholders of the Company, which are intended to be presented, by such shareholders at the Company's 2005 annual meeting must be received by the Company no later than February 28, 2005 in order to be included in the proxy statement and form of proxy relating to that meeting. Any such proposal should be addressed to the Company's General Counsel and delivered to the Company's principal executive offices at 99 Pine Street, 3rd Floor, Albany, New York 12207.

Annual Report

The Company's Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, is enclosed with this Proxy Statement. The Annual Report contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and should not be considered to be part of the proxy soliciting materials.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)
General

The Board has nominated the current directors, Timothy M. McGinn, Thomas J. Few, Sr., David L. Smith, A. Clinton Allen, R. Carl Palmer, Jr., Timothy J. Tully, Ralph S. Michael III and John Mabry, other than John W. Meriwether and Curtis Quady, who will not stand for re-election, to be re-elected to serve a one-year term and until their successors are duly elected and qualified. Additionally, the Board has nominated one additional independent director, Raymond Kubacki. Unless authorization is withheld, the persons named as proxies will vote FOR the election of the nominees of the Board of Directors named above. Each nominee has agreed to serve if elected. In the event that any nominee shall unexpectedly be unable to serve, the proxies will be voted for such other person as the Board of Directors may designate.

Shareholder Vote Required

The affirmative vote of a plurality of shares of common stock present in person or by proxy at the Annual Meeting will be required to approve the appointment of each director.

         The Board of Directors recommends that shareholders vote "For"
                             each of the Nominees.

Directors and Executive Officers

Set forth below is certain information regarding the directors, including the nominees, and executive officers of the Company:

Name                                       Age Position
------------------------------------------ --- -------------------------------------------------------------
Timothy M. McGinn                          55  Chairman of the Board and Chief Executive Officer
------------------------------------------ --- -------------------------------------------------------------
Thomas J. Few, Sr.                         57  Vice Chairman, President and Chief Operating Officer
------------------------------------------ --- -------------------------------------------------------------
Curtis Quady                               61  Executive Vice President and Director
------------------------------------------ --- -------------------------------------------------------------
Brian E. Shea                              45  Executive Vice President
------------------------------------------ --- -------------------------------------------------------------
Michael T. Moscinski                       52  Chief Financial Officer
------------------------------------------ --- -------------------------------------------------------------
Robert T. Heintz                           48  Vice President, Finance & Administration - Monitoring
                                               Services
------------------------------------------ --- -------------------------------------------------------------
David L. Smith                             59  Director
------------------------------------------ --- -------------------------------------------------------------
John W. Meriwether                         56  Director
------------------------------------------ --- -------------------------------------------------------------
A. Clinton Allen                           60  Director
------------------------------------------ --- -------------------------------------------------------------
R. Carl Palmer, Jr.                        63  Director
------------------------------------------ --- -------------------------------------------------------------
John Mabry                                 66  Director
------------------------------------------ --- -------------------------------------------------------------
Timothy J. Tully                           40  Director
------------------------------------------ --- -------------------------------------------------------------
Ralph S. Michael III                       49  Director
------------------------------------------ --- -------------------------------------------------------------
Raymond Kubacki                            59  Director Nominee
------------------------------------------ --- -------------------------------------------------------------

All Directors are elected to one-year terms. Each Director holds office until a successor is elected and qualified unless the Director dies, resigns or is removed from office. Executive Officers hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors. There will be nine Directors on the Company's Board of Directors.

Mr. McGinn has served as our Chairman of the Board and Chief Executive Officer since January 2003. Mr. McGinn is the non-executive Chairman of the Board of McGinn, Smith & Co., Inc. He had served as Chairman of the Board and as an executive officer of McGinn, Smith since 1980. He also serves as non-executive Vice Chairman of Pointe Financial Corp., a publicly traded commercial bank and non-executive Chairman of its affiliates, Pointe Capital LLC and Pointe Bank. Mr. McGinn also serves as a Director of Same Day Surgery, Inc. Mr. McGinn was also the Chairman of Capital Center Credit Corporation, a private company, which provided financing to the Residential Security and Alarm Industry, from 1995 to 2002. Mr. McGinn served as a Managing Director of On-Line Capital Securities, an internet investment bank, a position he held from March 2000 until December 2002. From November 2000 to June 2002, Mr. McGinn also served as Chairman of First Integrated Capital Corporation, a financial services firm majority owned by Mr. McGinn and Mr. Smith.

Mr. Few, Sr. is our Vice Chairman, President and Chief Operating Officer and has over 35 years of experience in the security alarm industry. Mr. Few, Sr. has been with KC Acquisition and its predecessors since 1985, where he started as Executive Vice President. Prior thereto, Mr. Few, Sr. held senior positions with Holmes Protection, Inc., ADEMCO, Guardian and ADT. Prior to his work with these firms, Mr. Few, Sr. owned and operated an independent alarm company and central station in New Jersey.

Mr. Quady founded Criticom, which we acquired in September of 2002. Mr. Quady has served as an Executive Vice President and a Director of the Company since October 2002. He has more than twenty years of experience in the security industry. Prior to founding Criticom, Mr. Quady served as a pilot in the United States Army and was an airline captain for a major international airline for eighteen years. Mr. Quady is the Chief Manager of Royal Thoughts, LLC, in which we have a minority ownership position.

Mr. Shea has served as an Executive Vice President since March 2003. In this role, he heads our retail account acquisition division, including portfolio management, due diligence, performance monitoring and billing and collection. Prior to serving in his current role, he was our Chief Financial Officer and served as the Chief Financial Officer of Integrated Alarm Services, Inc. (IASI) and its predecessor companies since 1992. Prior thereto, he was Vice President of Finance/Controller of Hiland Park, a real estate development company. Prior to joining Hiland Park, he was an Analyst at the Galesi Group and a Financial Manager of General Electric Corporation, where he graduated from GE's Financial Management Training Program.

Mr. Moscinski has served as our Chief Financial Officer since March 2003. Prior to joining IASG, he served as Vice President, Corporate Controller and Interim Chief Financial Officer for United Road Services, Inc., a public company based in Albany, NY, where he worked from 1998-2001. From 1987 to 1998, Mr. Moscinski was the Director of Corporate Accounting for National Micronetics, Inc. From 1976 to 1987, Mr. Moscinski was with KPMG International and its predecessor firms, where he was a Senior Manager in audit. Mr. Moscinski is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Mr. Heintz has served as Vice President, Finance and Administration - Monitoring Services since January 2003. He was previously our Chief Financial Officer, a position he held since April 2000. Prior to joining KC Acquisition, he was Vice President and Chief Financial Officer of Monital Signal Corporation, which we acquired in April 2000. Before working for Monital, he was Vice President Finance & Information Services for Brownstone Studio, Inc., a garment cataloger and manufacturer, where he worked from 1994 to 1996. Before Brownstone, he spent 14 years with the Dun & Bradstreet Corporation where he held several finance and accounting positions.

Mr. Smith has served as a Director since October 2002. Mr. Smith is also the President and Director of McGinn, Smith where he has served in such capacity since 1980. Prior to founding McGinn, Smith, he was with Paine, Webber, Jackson & Curtis. Mr. Smith also serves as the President of Capital Center Credit Corporation and as a Managing Director of On-Line Capital Securities. Mr. Smith has been the President of First Integrated Capital Corporation since 2000 and a director of its affiliate, Pointe Capital LLC.

Mr. Meriwether has served as a Director since January 2003. He is a Principal and co-founder of JWM Partners, LLC, an investment management firm based in Greenwich, Connecticut. Prior to joining JWM Partners, he was the Chief Executive Officer of Long-Term Capital Management, L.P., which he co-founded in 1993. Mr. Meriwether was with Salomon Brothers Inc from 1974 until 1991. Mr. Meriwther was appointed Vice Chairman of Salomon Brothers in February 1988, responsible for worldwide Fixed Income Trading, Fixed Income Arbitrage and Foregin Exchange.

Mr. Allen has served as a Director since January 2003. He is Chairman and Chief Executive Officer of A.C. Allen & Company, an investment banking consulting firm. Mr. Allen was Vice Chairman of Psychemedics Corporation, a provider of drug testing services, from October 1989 and Chairman of Psychemedics Corporation from March 2002, until November 2003. Mr. Allen was Vice Chairman and Director of the DeWolfe Companies, until it was acquired by Cendant Corporation in September 2002. Additionally, he was a Director and member of the executive committee of Swiss Army Brands, until it was acquired by Victorinox Corporation in August 2002. Mr. Allen is the Lead Director of Steinway Musical Instruments, Inc., one of the world's largest manufacturers of musical instruments; a Director and Chairman of Collector's Universe, Inc., a provider of services and products to dealers and collectors of high-end collectibles; a Director of Brooks Automation Inc., a manufacturer of integrated tool and factory automation solutions for the global semiconductor and related industries, a director of LKQ Corporation, the largest nationwide supplier of recycled OEM automotive parts and a director of Source Interlink Companies, the largest direct-to-retail distribution/fulfillment company and leading provider of magazine information and management services.

Mr. Palmer has served as a Director since January 2003. He is the Chairman of the Board and Chief Executive Officer of Pointe Financial Corp. and CEO of Pointe Bank. Mr. Palmer has held the CEO position at Pointe Financial Corp. since 1995. Prior to joining Pointe Financial Corp., Mr. Palmer held several executive positions within the banking industry.

Mr. Tully has served as a Director since January 2003. Mr. Tully is the co-founder and managing member of Tully Capital Partners, LLC., a diversified private investment company, where he has been since 1997. From June 2001 to September 2002, Mr. Tully served as a Director of United Rentals, Inc., a New York Stock Exchange listed company.

Mr. Michael has served as a Director and Chairman of the Audit Committee since January 2003. He is Executive Vice President and Manager, West Commercial Banking, for US Bank, NA, and serves as President of US Bank - Oregon. From 1979 until August 2002 he was with PNC Financial Services Group. From February 2001 to August 2002, he served as the Executive Vice President & Group Executive, PNC Advisors & PNC Capital Markets, where he was responsible for investment management, investment banking and large corporate lending and equipment leasing. From 1996 to February 2001, Mr. Michael served as Executive Vice President & CEO, Corporate Banking where he was responsible for managing PNC's wholesale banking activities, including Treasury Management, Capital Markets and Leasing. Mr. Michael serves on the board of directors of the Ohio Casualty Corp., Key Energy Services, Inc. and several charitable and educational institutions.

Mr. Mabry has served as Director since March 2003. In 1969, he created and built the American Alarm Company, which was purchased by Honeywell Inc. in 1983. From 1983 until 1993 he served as Honeywell's Vice President of Operations and Vice President of Sales and Business Development. He was instrumental in advancing Honeywell's expansion activities. From 1993 to 2000, he was President of the Security Network of America. Mr. Mabry has served on the Board of Directors and as President of the National Burglary and Fire Alarm Association. Additionally, he has served on the industry's Burglary Standards Board of Underwriters Laboratories and The President's Council for Crime Against Small Business. Mr. Mabry is on the Board of Directors of the Central Station Alarm Association and was previously the President. Additionally, he serves on the Board of Directors of ADS Security and Protection Inc. of Montreal, one of Canada's largest alarm and monitoring companies.

Raymond Kubacki has been the President and Chief Executive Officer of Psychmedics Corporation, Inc., a biotechnology company with a proprietary drug testing product since July 1991. Prior to joining Psychmedics, Mr. Kubacki held a number of senior management positions in marketing and manufacturing with Reliance Electric Company and ACME Cleveland Corporation. Prior to working with ACME, he was an investment officer at Massachusetts Financial Service Company, mutual and investment management firm. He has served on the Board of Trustees of Mt. Ida College. He received his B.A. from Harvard University in 1967 and his M.B.A. from Harvard Business School in 1970.

The Board has determined that Messrs. Allen, Tully, Michael, Mabry and Kubacki are independent directors as defined in Nasdaq Marketplace Rule 4200.

Committees of the Board

The Board met and/or took action by written consent a total of 12 times during the fiscal year ended December 31, 2003. The Board has a standing Audit Committee and Compensation Committee. No incumbent director, other than Mr. Meriwether, attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during the fiscal year ended December 31, 2003.

The Audit Committee appoints and provides for the compensation of the Company's independent auditors; oversees and evaluates the work and performance of the independent auditors; reviews the scope of the audit; examines the results of audits and quarterly reviews; considers comments made by the independent auditors with respect to accounting procedures and internal controls and the consideration given thereto by the Company's management; approves all professional services to be provided to the Company by its independent auditors; reviews internal accounting procedures and controls with the Company's financial and accounting staff; oversees a procedure that provides for the receipt, retention and treatment of complaints received by the Company and of confidential and anonymous submissions by employees regarding questionable accounting or auditing matters; and performs related duties as set forth in applicable securities laws, Nasdaq corporate governance guidelines, and the Audit Committee charter. The Board functions pursuant to the Audit Committee charter adopted by the Board in August 2003.

The members of the Company's Audit Committee are Messrs. Michael, Mabry, Tully and Palmer. Mr. Ralph S. Michael III is the Audit Committee Chairman. The Audit Committee met three (3) times during the fiscal year ended December 31, 2003. Mr. Tully was elected to the audit committee in February 2004 to replace Mr. Allen. Because Mr. McGinn, our Chairman and CEO, has been a member of the Compensation Committee of Pointe Bank within the past three years, of which Mr. Palmer is an executive officer, Mr. Palmer is deemed to be a "non-independent" director under the rules of the Nasdaq Stock Market. As permitted under the Nasdaq requirements, the Board carefully considered Mr. Palmer's non-independence as well as his accounting and financial expertise and determined that it is in the best interest of the Company and its shareholders that he continue to serve as a member of the Audit Committee. Each of Messrs. Michael, Mabry and Tully are independent directors under the rules of the Nasdaq Stock Market. Each of the members of the Audit Committee are able to read and understand fundamental financial statements. While more than one member of the Company's Audit Committee qualifies as an "audit committee financial expert" under Item 401(h) of Regulation S-K, Mr. Michael is the designated audit committee financial expert. It is anticipated that upon his election as a director Mr. Kubacki will join the Audit Committee.

The Compensation Committee has such powers as may be assigned to it by the Board of Directors from time to time and is currently charged with, among other things, reviewing and recommending compensation packages for our officers, administering our Stock Option Plan and establishing and reviewing general policies relating to compensation and benefits of the Company's employees. The Compensation Committee met one (1) time during fiscal 2003. In February 2004, the Board elected Mr. Mabry to replace Mr. Meriwether on the Compensation Committee and Messrs. Tully and Allen to remain on the Compensation Committee for fiscal 2004, each of whom are independent directors under the rules of the Nasdaq Stock Market. Mr. Allen is the Compensation Committee Chairman. During fiscal 2003 the members of the Compensation Committee were Messrs. Meriwether, Tully and Allen.

The Board does not have a Nominating Committee, however, the nominees selected for the Board of Directors for fiscal 2004 were nominated by the independent directors of the Company's Board.

Compensation of Directors

During fiscal 2003, the Company paid its non-employee directors an annual retainer of $25,000. Mr. Michael received an additional $10,000 for serving as the Chairman of the Audit Committee. Mr. Allen received an additional $5,000 for serving as the Compensation Committee Chairman. Mr. Palmer received an additional $3,000 for acting as Lead Director. During fiscal 2004, the Company will pay each of its non-employee directors an annual retainer of $25,000. Additional fees will be paid as follows: $5,000 for Audit Committee members and $10,000 for the Audit Committee Chairman, $3,500 for Compensation Committee members and $5,000 for the Compensation Committee Chairman, $3,500 for the Lead Director and Board meeting fees of $1,000 per meeting. We also reimburse directors for reasonable expenses in attending the meeting. In July 2003, the Company granted each of its non-employee Directors a stock option to purchase 8,000 shares of the Company's common stock at an exercise price of $9.25 per share, which was initial public offering price.

Executive Compensation

The following table sets forth certain information regarding compensation paid or accrued by the Company to its Chief Executive Officer and to each of the Company's executive officers who were paid in excess of $100,000 in salary and bonus for all services rendered to the Company in all capacities during the years ended December 31, 2003, 2002 and 2001 ("Named Officers").

                           Summary Compensation Table

------------------------------------------------ ----------- ------------------------------------------------------
           Name and Principal Position                                         Annual Compensation
------------------------------------------------ ----------- ----------- --------------------------- --------------
                                                                           Other Annual Compensation
                                                     Year       Salary                                    Bonus
------------------------------------------------ ----------- ----------- --------------------------- --------------
Timothy M. McGinn(1)                                 2003      $380,000                $14,400(2)       $100,000
Chairman and Chief Executive Officer                 2002      $100,000                       -0-            -0-
                                                     2001          -                          -0-            -0-

------------------------------------------------ ----------- ----------- --------------------------- --------------
Thomas J. Few, Sr.                                   2003      $378,463                $14,400(2)       $100,000
Vice Chairman, President and Chief Operating         2002      $364,639                       -0-            -0-
Officer                                              2001      $362,558                       -0-            -0-
------------------------------------------------ ----------- ----------- --------------------------- --------------
Curtis Quady                                         2003      $203,846                $14,677(2)
Executive Vice President                             2002      $100,000                $38,747(3)            -0-
                                                     2001      $100,000                $34,000(3)            -0-
------------------------------------------------ ----------- ----------- --------------------------- --------------
Brian Shea (1)                                       2003      $129,923                 $3,500(4)        $12,500
Executive Vice President                             2002      $ 10,833                       -0-            -0-
                                                     2001          -                          -0-              -
------------------------------------------------ ----------- ----------- --------------------------- --------------
Michael T. Moscinski (1)                             2003      $116,597                 $3,500(4)        $12,500
Chief Financial Officer                              2002      $ 33,667                       -0-            -0-
                                                     2001          -                            -              -
------------------------------------------------ ----------- ----------- --------------------------- --------------
Robert B. Heintz                                     2003      $130,000                   $15,000         $7,500
Vice President, Finance and Administration -         2002      $120,789                       -0-        $16,864
  Monitoring Services                                2001      $110,219                       -0-            -0-

------------------------------------------------ ----------- ----------- --------------------------- --------------

(1)      Messrs. McGinn, Shea and Moscinski were not employed by us until August
         2002.
(2)      Represents payments of automobile allowance.
(3)      Represents payment of personal expenses on behalf of Mr. Quady.
(4)      Represents Company's matching contribution under 401(k) Plan.

                        Option Grants in Last Fiscal Year

The Company did not issue Stock Options to any of its Named Officers during fiscal 2003.

Employment Agreements

We have entered into employment agreements with Messers. McGinn, Few, Sr., Quady, Shea, Moscinski and Heintz. The employment agreement for Mr. Few, Sr., was entered into on October 1, 2002 and has a term of three years. The term of Mr. Few, Sr.'s, employment agreement initially automatically extends for an additional three (3) year period and thereafter automatically extends for additional one (1) year periods unless either party elects, not less than 90 days prior to the anniversary date, not to extend the term. The employment agreements with Messrs. McGinn, Quady and Heintz, were entered into on October 1, 2002, and have a term of three years. The employment agreements with Messrs. Moscinski and Shea were entered into on March 2003 and also have a term of three years. The term of the employment agreements automatically extend for additional one (1) year periods, unless either party elects, not less than 90 days prior to the annual anniversary date, not to extend the employment term. Under the agreements, Messrs. McGinn and Few, Sr. each receive an annual salary of $416,000, and Messrs. Quady, Shea, Moscinski and Heintz receive annual salaries of $200,000, $170,000, $145,000 and $130,000, respectively. Messrs. McGinn, Few,
Sr. and Quady also receive a leased car paid for by us ranging from $1,000 to $1,200 per month. In addition, each of the employees may receive an annual bonus at the discretion of the Board of Directors. Messrs. McGinn and Few, Sr. have a minimum bonus guarantee of $100,000 per year. The Board of Directors may also provide additional benefits to the employees, including but not limited to, health insurance, disability insurance and life insurance.

We may terminate the agreements for Cause (as defined below) and in such event we will not be responsible for the payment of any compensation under the agreement other than amounts accrued as of the termination date. In the event of an employee's death, the agreement automatically terminates except that the respective employee's estate shall receive any accrued salary or bonus as of the date of death. Cause is defined as (i) employee's misconduct as could reasonably be expected to have a material adverse effect on our business and affairs; (ii) employee's disregard of lawful instructions of the Board of Directors consistent with employee's position relating to our business or neglect of duties or failure to act, which, in each case, could reasonably be expected to have a material adverse effect on our business and affairs; (iii) engaging by the employee in conduct that constitutes activity in competition with us; (iv) the conviction of employee for the commission of a felony; or (v) the habitual abuse of alcohol or controlled substances. In no event shall the alleged incompetence of an employee, in the performance of the employee's duties, be deemed grounds for termination for Cause.

If an employee is terminated without Cause, or in breach of the agreement, or if an employee terminates following the occurrence of certain "Events" (as defined below), the effected employee is entitled to receive an amount equal to 12 months salary and payment of any previously declared bonus. An Event includes:
(i) failure to be elected or appointed to the position then held by the employee; (ii) a material change in the employee's duties or responsibilities;
(iii) a relocation of place of employment by more than 30 miles; (iv) a material reduction in the base compensation or other benefits to the employee; (v) failure by us to obtain the assumption of this Agreement by any successor, or, termination of employment following (a) a breach of the employment agreement by us, or (b) a change of control.

In the event that employment is terminated following a change of control or if such individuals are required to relocate to an unacceptable location within two years of the change of control, Messrs. McGinn, Few, Sr., Quady, Shea, Moscinski and Heintz shall be entitled to (i) a cash bonus, equal on an after-tax basis to two times their average compensation, including salary, bonus, and any other compensation, for the three previous fiscal years (with the exception of the agreements of Messrs. McGinn, Quady and Few, Sr. which call for a cash bonus equal to three times the employee's average compensation, including salary, bonus, and any other compensation, for the three previous fiscal years), and (ii) the vesting and acceleration of any stock options or warrants held by such person.

In the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), we shall assume all liability for the payment of any exercise tax imposed on such parachute payment under the Code, and we shall immediately reimburse such person on a "gross-up" basis for any income taxes attributable to them from our payment of the exercise tax and reimbursements.

A change in control means: (i) the acquisition by any person or group of 50% or more of the combined voting power of our then outstanding securities, (ii) a majority of the Board-nominated slate of candidates for the Board is not elected, (iii) we consummate a merger in which we are not the surviving entity,
(iv) the sale of substantially all of our assets, or (v) our stockholders approve the dissolution or liquidation of our company.

Under the employment agreements, the employee may terminate the agreement by providing 30 days written notice. In such event, the employee is only entitled to any accrued and unpaid compensation as of the date of the termination.

2003 Stock Option Plan

The 2003 Stock Option Plan ("SOP") permits the grant of options which may either be "incentive stock options", ("ISOs"), within the meaning of Section 422 of the Code or "non-qualified stock options" ("NSOs"), which do not meet the requirements of Section 422 of the Code. The total number of shares of our common stock that may be issued under the SOP may not exceed 150,000, subject to possible adjustment in the future as described below. As of December 31, 2003, no options have been granted under this plan.

All employees, officers, directors, consultants and independent contractors of the Company, or of any subsidiary or affiliate are eligible to be granted options.

Within the limits of the SOP, the compensation committee has exclusive authority, among other things, to select those to whom options shall be granted, to determine the number of shares of common stock to be covered by each option. Only employees may be granted ISOS and to determine the other terms of each option, including, but not limited to, the exercise price and duration.

The exercise price of an option granted under the SOP may not be less than 100% of the fair market value of our common stock on the date of grant (110% of such fair market value in the case of an ISO granted to an optionee who owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of our stock).

Options are not transferable or assignable other than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by the holder.

The number of shares of common stock authorized for issuance under the SOP may be adjusted in the event our shares of common stock are changed into, or exchanged for cash, or securities of another entity through a reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or combination or other similar transaction. In the event of the occurrence of any of the following, the compensation committee may adjust the number of authorized shares under the SOP, and the options issued under the SOP, as appropriate under the circumstances.

Retirement Plans

Certain of the Company's subsidiaries have 401k plans under which the Company may, but is not obligated to, make matching contributions. The Company is in the process of converting such plans to one corporate plan for the Company.

Compensation Committee Interlocks and Insider Participation

In February 2004, the Board elected Mr. Mabry to replace Mr. Meriwether on the Compensation Committee and Messrs. Tully and Allen to remain on the Compensation Committee for fiscal 2004, each of whom are independent directors under the rules of the Nasdaq Stock Market. Mr. Allen is the Compensation Committee Chairman. During fiscal 2003 the members of the Compensation Committee were Messrs. Meriwether, Tully and Allen.

During the fiscal year ended December 31, 2003, Mr. McGinn, our Chairman and CEO, served on the Compensation Committee of the Board of Directors of Pointe Financial Corp. Mr. Palmer, a Director of the Company is the Chairman and CEO of Pointe Financial Corp and has served as such since 1995. In January, 2004, Mr. McGinn resigned from the Compensation Committee of the Board of Directors of Pointe Financial Corp, however, Mr. McGinn is still a member of the Board of Directors of Pointe Financial Corp.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2003. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information in such filing.

The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2003 with management and has received the written disclosures and the letter from PricewaterhouseCoopers LLP, the Company's independent auditors, required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has also discussed with PricewaterhouseCoopers the Company's audited financial statements for the fiscal year ended December 31, 2003, including among other things the quality of the Company's accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by management in its financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, and the auditor's independence, as well as the other matters required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

Based on these discussions with PricewaterhouseCoopers and the results of the audit of the Company's financial statements, the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The members of the Audit Committee for fiscal 2003 were Messrs. Michael, Allen, Mabry and Palmer. Because Mr. McGinn, our Chairman and CEO, has been a member of the Compensation Committee of Pointe Bank within the past three years, of which Mr. Palmer is an executive officer, Mr. Palmer is deemed to be a "non-independent" director under the rules of the Nasdaq Stock Market. As permitted under the Nasdaq requirements, the Board carefully considered Mr. Palmer's non-independence as well as his accounting and financial expertise and determined that it is in the best interest of the Company and its shareholders that he continue to serve as a member of the Audit Committee. Each of Messrs. Michael, Tully and Mabry are independent directors under the rules of the Nasdaq Stock Market. Each of the members of the Audit Committee are able to read and understand fundamental financial statements. While more than one member of the Company's Audit Committee qualifies as an "audit committee financial expert" under Item 401(h) of Regulation S-K, Mr. Michael is the designated audit committee financial expert. It is anticipated that upon his election as a director Mr. Kubacki will join the Audit Committee.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The following is the report of the Compensation Committee. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" within the Securities Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates such information in such filing.

The Compensation Committee has reviewed and discussed the Company's compensation arrangements with the Company's senior employees, as well as the compensation to be paid to its non-employee directors. It has authorized the payment of cash bonuses, not the exceed $250,000, payable at the discretion of the CEO. It has authorized the executive compensation increases in annual base salaries not to exceed 6.00%, at the discretion of the CEO. It has authorized the payment of $5,000 to each member of the Audit Committee, $3,500 to each member of the Compensation Committee and a $1,000 payment for each board and committee meeting attended. The Compensation Committee also authorized the retention of a compensation consulting firm to advise on matters including, but not limited to, incentive stock option plans, executive compensation and other incentive plans as may be appropriate.

Stock Performance Graph

The graph below provides an indicator of cumulative total return on the Company's common stock as compared with the Nasdaq Index and the Russell 2000 during the period from July 24, 2003 through the end of fiscal 2003. The graph shows the value, at the end of each fiscal quarter, of $100 invested in the Company's common stock or the indices on July 24, 2003 and assumes reinvestment of all dividends. The graph depicts the change in the value of the Company's common stock relative to the noted indices as of the end of each fiscal quarter and not for any interim period. Historical stock price performance is not necessarily indicative of future stock performance.

                     Comparison of Cumulative Total Return
                       Assumes Initial Investment of $100
              Monthly from July 24, 2003 through December 31, 2003



              Integrated Alarm Services Group      S&P 600 Small Cap             NASDAQ US             Russell 2000

               Price      Return    Cum $100       Return    Cum $100         Return   Cum $100       Return   Cum $100

 7/24/2003     9.430                 $100.00                  $100.00                   $100.00                 $100.00
 7/31/2003     9.260       -1.80      $98.20          5.2     $105.20          6.94     $106.94        6.25     $106.25
 8/31/2003     8.770       -5.29      $93.00         4.87     $110.32          4.38     $111.62        4.58     $111.12
 9/30/2003     8.354       -4.74      $88.59        -2.94     $107.08         -1.26     $110.22       -1.84     $109.07
10/31/2003     8.810        5.46      $93.43         8.67     $116.36          8.38     $119.45        8.39     $118.22
11/30/2003     7.600      -13.73      $80.59         3.78     $120.76          1.49     $121.23        3.55     $122.42
12/31/2003     8.500       11.84      $90.14         1.77     $122.90          2.25     $123.96        2.04     $124.92

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the common stock by each beneficial owner of more than 5% of the outstanding shares thereof, by each director, each nominee to become a director and each executive named in the Summary Compensation Table and by all executive officers, directors and nominees to become directors of the Company. As of the date hereof, the Company had 24,677,858 shares of its common stock outstanding. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

                                                                                   Percentage of
                                                    Number of Shares of             Outstanding
    Name and Address of                                Common Stock                Common Stock
   Beneficial Owner (1)                             Beneficially Owned          Beneficially Owned
   --------------------                             ------------------          ------------------
Thomas J. Few, Sr.(2)                                     797,950                     3.23%
Timothy M. McGinn(3)(7)                                   420,925                     1.71%
Curtis Quady(4)                                            82,644                         *
David L. Smith (5)(7)                                     345,925                     1.40%
Brian E. Shea                                                 500                         *
Robert B. Heintz                                            1,000                         *
Michael Moscinski                                           1,000                         *
Mary Ann McGinn(6)                                        420,925                     1.71%
John W. Meriwether(8)                                      10,000                         *
A. Clinton Allen(8)                                        18,000                         *
R. Carl Palmer, Jr.(8)                                     11,000                         *
Timothy J. Tully(8)                                        23,000                         *
Ralph S. Michael, III(8)                                   12,000                         *
John Mabry(8)                                               8,000                         *
Raymond Kubacki                                                 0                         *
  All Executive Officers, Directors and
  nominees to become a Director, as a Group
  (14 persons)                                          1,731,944                     7.00%

-----------------
     * persons less than 1%

(1) The address of each of such individuals is c/o Integrated Alarm Services Group, Inc., 99 Pine Street, 3rd Floor, Albany, New York 12207.

(2) Includes 49,600 shares of common stock owned by TJF Enterprises, LLC, which is owned by Mr. Few, Sr. Does not include up to 942,400 shares issuable upon the exercise of options.

(3)      Does not include 385,700 shares issuable upon the exercise of options.

(4)      Does not include 97,494 shares issuable upon the exercise of options.

(5)      Does not include 385,700 shares issuable upon the exercise of options.

(6) Represents shares of the Company's Common Stock beneficially owned by Timothy McGinn, Mary Ann McGinn's husband.

(7) Includes an aggregate of 42,400 shares owned by First Integrated Capital Corporation, which is majority owned and controlled by Messrs. McGinn and Smith.

(8) Includes 8,000 shares of common stock issuable upon the exercise of currently exercisable stock options.

Certain Relationships and Related Transactions

In connection with the acquisition of Monital Signal Corporation in May 2000, $1.4 million of long-term debt and $1.9 million of retail end-user alarm monitoring contracts were transferred to an entity owned by Messrs. McGinn, Smith and Few, Sr. This resulted in a dividend distribution of $0.3 million to that related party and a compensation charge of $.2 million by us.

In January 1998, as part of the reorganization of King Central, Inc. Mr. Few, Sr. loaned $715,633 to KC Acquisition. The loan did not bear interest and was payable upon demand. As of December 31, 2002, the loan had a balance of $138,115. Since 1999, Morlyn Financial Group, LLC (Morlyn) loaned Mr. Few, Sr. an aggregate of $107,000 in non-interest bearing loans. As a result of our acquisition of Morlyn, the loans were offset and the balance of $31,115 was repaid to Mr. Few, Sr.

In January 2003, we acquired all of the capital stock of IASI in exchange for an aggregate of 772,192 shares of our common stock. IASI was owned by Messrs. McGinn, Smith and Few. Minority interests (Messrs. McGinn and Smith) were issued 483,052 shares that were valued at $10,627,144, based on a price of $22 per share. The 289,140 shares issued to Mr. Few have a value of $6,361,080, based on a price of $22 per share.

In January 2003, we acquired all of the membership interests of Morlyn in exchange for 17,000 shares of our common stock. Morlyn was owned by Messrs. McGinn, Smith and Few. Minority interests (Messrs. McGinn and Smith) were issued 3,400 shares that were valued at $74,800, based on a price of $22 per share. The 13,600 shares issued to Mr. Few have a value of $299,200, based on a price of $22 per share.

Palisades Group, LLC (Palisades) an entity owned by TJF Enterprises, LLC (TJF Enterprises) and First Integrated Capital Corporation (FICC), was the owner of approximately 38% of the alarm monitoring contracts underlying the trusts. In January 2003, Palisades exchanged all of its ownership interests for 25,000 shares of our stock, became a wholly-owned subsidiary of ours and distributed such stock to its shareholders, TJF Enterprises, an entity owned by Mr. Few and FICC, an entity majority owned by Messrs. McGinn and Smith. A minority interest in FICC was issued 12,500 shares that were valued at $275,000, based on a price of $22 per share. The 12,500 shares issued to TJF have a value of $275,000, based on a price of $22 per share.

In January 2003, Payne Security, LLC (Payne) and Guardian Group, LLC (Guardian), two limited liability companies originally formed to acquire alarm monitoring contracts, were acquired by us and became our wholly-owned subsidiaries. In connection with the acquisition of Payne and Guardian, we issued an aggregate of 50,250 and 16,750 shares of our common stock, respectively. Payne and Guardian were owned by TJF Enterprises and FICC. The minority interest (FICC) was issued 22,425 and 7,475 shares, respectively in the Payne and Guardian acquisitions that were valued at $493,350 and $164,450, respectively, based on a price of $22 per share. The 27,825 shares issued to TJF Enterprises in the Payne acquisition and the 9,275 shares issued to TJF Enterprises in connection with the Guardian acquisition have values of $612,150 and $204,050 respectively, based on a price of $22 per share.

Pointe Bank, for which Mr. McGinn serves as Chairman of the Board of Directors and R. Carl Palmer Jr. serves as CEO, loaned us an aggregate of $2.6 million. The loan bore interest at an annual rate of 9.75% per annum. This loan was repaid by us utilizing a portion of the proceeds of the $5.5 million Convertible Note offering in September 2002.

We leased our executive offices in Albany, New York from Pine Street Associates LLC, an entity equally owned by Timothy M. McGinn and David L. Smith. The lease was for a period of five years, at an annual rental of $0.1 million. We believe that the rental rate was at market and that the other terms were at least as favorable as could be obtained from a third party. In October 2003, Messrs. McGinn and Smith sold the building to an unaffiliated entity.

For the period January 1, 2000 to January 31, 2003, McGinn, Smith & Co., Inc. acted as either a placement agent or an investment banker in connection with financings, as well as an investment banker in connection with certain of our acquisitions. Mr. McGinn is non-executive Chairman and a Director of McGinn, Smith & Co., Inc. McGinn, Smith & Co., Inc., an NASD registered broker dealer, received aggregate commissions and/or investment banking fees of $4.5 million for acting in such capacity. McGinn, Smith & Co., Inc., acted as an underwriter in our initial public offering and may act as an investment banker to procure debt or senior additional capital in the future. During this period McGinn, Smith & Co., Inc. was owned equally by Mr. Smith and Mr. McGinn.

In September 2002, IASG (successor to KC Acquisition), acquired all of the capital stock of Criticom International Corp. (Criticom) in a merger transaction in consideration for the issuance of 155,911 shares of our common stock, $1.0 million in cash and a contingent payment of 68,182 shares of our common stock tied to Criticom's financial performance. Curtis Quady, an Executive Vice President of the Company, was the President of Criticom. Mr. Quady and certain members of his family who owned approximately 72% of Criticom received 112,836 shares of our common stock pursuant to the KC Acquisition Merger Agreement. The shares were valued at $1,241,196, based on a price of $11 per share. During December 2003 and January 2004, an additional 68,182 shares of our common stock were issued to the former shareholders of Criticom as a result of Criticom's financial performance in 2003. Mr. Quady and certain members of his family received 49,344 of these additional shares.

In connection with the acquisition of Criticom, we acquired a 5.03% interest in Royal Thoughts, LLC. The purchase price was approximately $3.5 million net of cash acquired of $0.6 million as well as a note for $0.7 million. In connection with our purchase, we received a right of first refusal to provide any monitoring services for new technology developed by Royal Thoughts. Mr. Quady is also the Chief Manager of Royal Thoughts, LLC. Mr. Quady and his immediate family members owned 53.7% of Royal Thoughts, LLC. We paid off the remaining balance of approximately $0.6 million of indebtedness incurred in connection with this acquisition out of the net proceeds of the initial public offering.

In October 2002, Lynn A. Smith, the wife of David L. Smith, one of our Directors, loaned us $3 million. The loan, which was being utilized by us for working capital, beared interest at a rate equal to the preferred broker call rate charged by Bear Stearns Securities Corp. to its corresponding broker dealers, plus 2.5% per annum, which rate was initially 6.25%. The principal of the loan was repayable on March 15, 2004. In March 2003, Mrs. Smith extended the maturity date of the loan to April 30, 2004. Interest was payable monthly. In January 2003, IASI borrowed $3 million from Mrs. Smith. The interest rate was 12%. The entire principal and interest was due on January 15, 2004. In March 2003, Mrs. Smith extended the maturity date of the loan to April 30, 2004. IASI loaned $2 million of such amount to IASG on the same terms. In March 2003, IASI extended the maturity date of the loan to IASG to June 15, 2005. We repaid those loans out of the net proceeds of the initial public offering.

In January 2002, IASG borrowed an aggregate of $5.8 million from RTC Trust. RTC Trust is controlled by Mr. McGinn and Mr. Smith, although they are not the beneficial owners of the RTC Trust. A related entity owned by Messrs. McGinn and Smith procurred the debt and received a placement fee of $175,000 in connection with this placement This loan was repaid out of the proceeds of the initial public offering.

Mary Ann McGinn, the wife of Timothy M. McGinn, is our Senior Vice President, Legal Affairs. She has served IASI since its inception in April 2002. Mrs. McGinn received approximately $95,000 compensation for her services during 2003.

Suzanne Sweeney, the daughter of Mr. Few, Sr. is President of Morlyn, and has received aggregate compensation of approximately $106,000, $54,000 and $114,000 for the last three fiscal years.

Jeffrey Few, the son of Mr. Few, Sr. is Vice President of Sales for Morlyn, and has received aggregate compensation of approximately $60,000, $94,000 and $105,755 for the last three fiscal years.

While IASI and IASG were separate entities, IASI often provided financing to IASG which was used to purchase portfolios of accounts and Dealer relationships. These transactions were memorialized in two series of promissory notes. One series of notes totaled $1.7 million, with maturity dates from February 2001 to August 2005. Fixed interest rates ranged from 23% to 31% and were collateralized by accounts receivables. The other series of notes totaled $2.3 million, with maturity dates ranging from August 2005 to April 2006. Fixed interest rates ranged from 12.5% to 17.3% and were collateralized by financed receivables. This indebtedness was extinguished as a result of the merger of IASI and IASG.

During the year ended December 31, 2002, IASI assumed approximately $3.9 million of debt from Capital Center Credit Corporation (an entity controlled by Messrs. Smith and McGinn) (of which $0.9 million is due to M&S Partners, an entity controlled by Messrs. Smith and McGinn, and approximately $3.0 million is due to a non-related party), which resulted in a return of capital in a corresponding amount. The $0.9 million was repaid to M&S out of the net proceeds of the initial public offering. In January and February 2003, we made net distributions aggregating approximately $2.1 million to Capital Center Credit Corp., after taking into account the issuance of $0.7 million of one-year, 9% notes to Capital Center Credit Corp., due April 2004 and a $0.3 million cash contribution. Capital Center Credit had previously contributed capital to us in excess of the amount of these distributions.

In August 2001, IASI loaned Criticom an aggregate of $2.0 million. Criticom utilized such amounts for working capital. Upon our merger with IASI, this indebtedness was extinguished.

In March and April 2003, IASI assumed $1.6 million and $0.2 million, respectively of debt from Capital Center Credit Corp. This consisted of a non-cash transaction through which debt of Capital Center Credit Corp., consisting of $0.5 million of one year notes and $1.3 million of two year notes, was transferred to IASI. Capital Center Credit Corp. performed tasks including billing, collections, service and other administrative services relative to IASI and its affiliates and thus incurred various debts relative to executing these functions. Consequently, the Company agreed to enter into these transactions to discharge the debt of Capital Center Credit Corp. The Company has no further liability to Capital Center Credit Corp. and will not have any further business dealings with Capital Center Credit Corp. Capital Center Credit Corp. is an affiliate of McGinn, Smith & Co. Inc. and M&S Partners. Capital Center Credit Corp. is an entity controlled and managed by Messrs. McGinn and Smith.

In addition, prior to IASG's wholly-owned subsidiary's acquisition of IASI, IASG provided alarm monitoring services to accounts owned by related parties. Revenues earned from these alarm monitoring services were $0.5 million and $1.6 million, for the years ended December 31, 2001 and 2002, respectively. Of such amounts, $0.4 million and $1.4 million were from IASI. In connection with a dispute regarding such alarm monitoring services, IASG granted IASI concessions on monitoring expenses of $993,000 and $35,000 for the years ended December 31, 2001 and 2002, respectively. IASI is now a wholly-owned subsidiary of ours.

In February 2003, the Company borrowed $600,000 at a 9% per annum interest rate from an investment fund which is managed by McGinn, Smith and Co., Inc. Principal is due on April 30, 2004.

During 2000 and 2001, IASI purchased alarm monitoring contracts from entities controlled by Messrs. McGinn and Smith, for an aggregate purchase price of $12.7 million and $0.2 million, respectively. These purchased alarm monitoring contracts were combined with notes receivable purchased from related parties during 2000 and 2001 totaling $3.3 million and $7.1 million, respectively, and were placed in various trusts. These amounts were identical to the amounts paid by affiliated entities to unrelated third parties for both the alarm monitoring contracts and notes receivable. In connection with such transactions, McGinn and Smith affiliates obtained rights to the alarm monitoring contracts and notes receivable and after a very short duration, sold the assets to the trusts. In the year 2001, $32 million of alarm monitoring contracts were purchased directly from independent third parties by Payne and Guardian, our wholly owned subsidiaries.

In connection with the structuring of eleven trusts in 2000 and six trusts in 2001, which included both alarm monitoring contracts and notes receivable, we paid an aggregate of $814,860 and $1,027,420, respectively, to entities controlled by Messrs. McGinn and Smith, as placement fees for the procurement of the financing necessary to purchase the alarm monitoring contracts and notes receivable. We did not purchase any alarm monitoring contracts from affiliated entities in 2002 or 2003.

During 2001 and 2002, Morlyn performed advisory services for IASI and charged IASI $1.0 million and $1.2 million, respectively. Morlyn provides IASI with customer care services and other advisory services, including due diligence on contract acquisitions. From September 2001 through January 2003, Morlyn charged IASI a weekly fee of $25,000 for customer care and certain advisory services. During 2002, M&S Partners assumed a note receivable owned by IASI which resulted in a distribution of capital to M&S Partners of approximately $0.8 million.

Four trusts, for which M&S Partners acts as a trustee (Security Participation Trust, Security Participation Trust II, Security Participation Trust III, and Security Participation Trust IV) receive monitoring services from us at a discounted rate of approximately $3.00 per account, per month, and billing and collection services from us, at no cost. These trusts purchase alarm monitoring contracts on a monthly basis, with the final trust maturing on December 1, 2004. Messrs. McGinn and Smith serve as trustees of these trusts. Neither Messrs. McGinn or Smith, nor M&S Partners has any beneficial ownership in such trusts.

Concurrent with the initial public offering, Messrs. McGinn, Few, Sr., Smith, Quady and the former shareholders of Criticom, were issued, in the aggregate, options to purchase 1,900,000 shares of the Company's common stock. The options vest as follows: (i) 30% will vest and be immediately exercisable on the first anniversary of the offering; (ii) 30% will vest and be immediately exercisable on the second anniversary of the offering; and (iii) 40% will vest and become immediately exercisable on the third anniversary of the offering. The exercise price of the options was equal to the per share offering price and thus have no intrinsic value.

Prior to our acquisition of the affiliated entities, their ownership was as follows:

Integrated Alarm Services, Inc.
M&S Partners LLC (1)                                    62.5%
TJF Enterprises LLC (2)                                 37.5%

Morlyn Financial Group
Thomas S. Few Sr.                                       80%
Timothy M. McGinn                                       10%
David L. Smith                                          10%

Payne Security Group, LLC
First Integrated Capital Corporation (3)                50%

TJF Enterprises LLC (2)                                 50%

Criticom International Corporation
Curtis Quady                                            52.4%
Duane Plowman                                           14.4%
Jill Quady (4)                                          10.0%
Lisa Fischer (4)                                         9.9%
Raymond Menad                                            7.3%
David Speed                                              5.0%
Vincent Erickson                                            *

Palisades Group LLC
First Integrated Capital Corporation (3)                50%
TJF Enterprises LLC (2)                                 50%

Guardian Group, LLC
First Integrated Capital Corporation (3)                50%
TJF Enterprises LLC (2)                                 50%

(*) Less than one percent
(1) M&S Partners LLC is owned by Messrs. McGinn and Smith.
(2) TJF Enterprises LLC is owned by Thomas J. Few, Sr.
(3) First Integrated Capital Corporation is majority owned by Messrs. McGinn and Smith.
(4) Jill Quady and Lisa Fischer are the daughters of Curtis Quady, an Executive Vice President.


Policy Regarding Transactions With Affiliates

Although we believe the foregoing transactions were fair and in our best interests we did not have any formal policy in place. Our Board of Directors adopted a policy in May 2003, that any future transactions with affiliates, including without limitation, our officers, Directors, and principal stockholders, will be on terms no less favorable to us than we could have obtained from unaffiliated third parties. Any such transactions will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested members, or, if required by law, a majority of our disinterested stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and Directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission and Nasdaq. One officer and Director of the Company, Curtis Quady, acquired shares without properly filing a Form 4, he subsequently filed a Form 5 disclosing the acquisition. Based solely on a review of the copies of such reports and written representations from the reporting persons that no other reports were required, the Company believes that, other than Mr. Quady's report, during the fiscal year ended December 31, 2003, its executive officers, Directors and greater than ten percent shareholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act.

                                PROPOSAL TO ADOPT
                          THE 2004 STOCK INCENTIVE PLAN
                                  (PROPOSAL 2)

The Board of Directors proposes that shareholders approve the 2004 Stock Incentive Plan ("Stock Incentive Plan"). The Board of Directors believes that it is in the best interests of the Company and its shareholders to adopt a new plan that will allow the Company to provide a variety of equity-based incentives to key employees and consultants of the Company and its subsidiaries (the "Company"). The Board of Directors intends to adopt the Stock Incentive Plan at its meeting in May, 2004, subject to shareholder approval. The Stock Incentive Plan will allow the Company to continue to attract and retain key employees and consultants and to provide them with incentives to contribute to the Company's growth and success as well as align their interests with those of the Company's shareholders.

The Company also maintains the 2003 Stock Option Plan (the "2003 Plan") under which stock options are currently granted. The 2003 Plan previously was approved by the Company's shareholders. There are outstanding stock options under the 2003 Plan at this time and the Company will continue to have the right to grant stock options in accordance with the provisions of the 2003 Plan until its termination on 2013. Approval of the Stock Incentive Plan will not amend or modify the 2003 Plan or adversely affect rights under any outstanding stock options previously granted under the 2003 Plan. Under the 2003 Plan, The Company is authorized to issue up to 150,000 shares of the Company's common stock. As of December 31, 2003 stock options to purchase a total of 0 shares of common stock had been exercised or remained outstanding under the 2003 Plan, leaving 150,000 shares available for future issuance. There has been no decision with respect to the number of options that may be granted hereafter under the 2003 Plan.

The following is a summary of the Stock Incentive Plan submitted for shareholder approval. The summary describes the major features of the Stock Incentive Plan, but it is qualified by reference to the full text of the Stock Incentive Plan, which is included in this Proxy Statement as Appendix A.

Administration

The Stock Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the full authority to select the recipients of awards granted under the Stock Incentive Plan, to determine the type and size of awards, and to determine and amend the terms, restrictions and conditions of awards. The Compensation Committee also has the full authority to construe and interpret the Stock Incentive Plan and any related award agreement, to establish rules and regulations relating to the administration of the Stock Incentive Plan, to delegate administrative responsibilities and to make all other determinations that may be necessary or advisable for the administration of the Stock Incentive Plan.

Eligibility

Eligibility for awards under the Stock Incentive Plan is limited to the Company's key employees (including employees who are also officers and/or directors) and consultants as selected by the Committee based on, among other things, their duties and the Compensation Committee's assessment of their present and potential contributions to the success of the Company. To date, no one has been selected for participation in the Stock Incentive Plan. The Compensation Committee will determine, in its discretion, the future recipients of awards and types of sizes of awards.

Types of Awards

Awards under the Stock Incentive Plan may be granted in the form of incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonstatutory stock options, stock appreciation rights, restricted stock, deferred stock awards and performance awards. Each type of award is discussed in more detail below.

Shares Subject to the Stock Incentive Plan and Award Limits

The number of shares of the Company's common stock reserved for issuance under the Stock Incentive Plan is 1,200,000, subject to adjustment as described below. The closing price of a share of the Company's common stock on the Nasdaq National Market System on April 27, 2004 was $10.50.

If shares of common stock subject to an award under the Stock Incentive Plan are forfeited or the award is settled in cash or otherwise terminates for any reason without the issuance of such shares, those shares will be available for further awards under the Stock Incentive Plan.

No individual may be granted options and/or stock appreciation rights under the Stock Incentive Plan with respect to an aggregate of more than 300,000 shares of common stock during any consecutive thirty-six month period. With respect to all other types of awards, no individual may be granted awards with respect to an aggregate of more than 150,000 shares of common stock during any consecutive thirty-six month period.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, or similar transaction or other change in corporate structure affecting the Company's common stock, adjustments and substitutions, as applicable, will be made under the Stock Incentive Plan unless the Compensation Committee determines otherwise, including adjustments to the number of shares of common stock which may be issued under the Stock Incentive Plan, the number of shares of common stock subject to the award limits under the Stock Incentive Plan, and the number and price of shares of common stock subject to outstanding awards under the Stock Incentive Plan.

Stock Options

Stock options may be granted under the Stock Incentive Plan in the form of either incentive stock options (also referred to as "ISOs") intended to qualify under Section 422 of the Code or nonstatutory stock options ("NSO's"). ISOs can be granted only to employees of the Company. Stock options give the recipient an opportunity to purchase shares of the Company's common stock from the Company at a designated exercise price.

The exercise price of options granted under the Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the exercise price per share generally may not be less than the fair market value of a share of the Company's common stock on the grant date of the option. In the case of ISOs granted to any holder on the date of grant of more than 10% (directly or by attribution through relatives or entities in which the holder has an ownership interest) of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation (a "10% Shareholder"), the exercise price per share may not be less than 110% of the fair market value of a share of Common Stock on the grant date. Under the Stock Incentive Plan, fair market value generally is based on the closing price of the Company's common stock on the Nasdaq National Market System on the last trading date immediately preceding the grant date.

The exercise price of an option may be paid in cash, or if permitted by the Compensation Committee, in shares of the Company's common stock owned by the option holder or by other means the Company determines to be consistent with applicable law (including, for example, "cashless exercises").

The Compensation Committee will establish the time period within which options must be exercised, but this period may not exceed ten years from the grant date of the option or, in the case of ISOs granted to a 10% Shareholder, five years from the grant date of the option. Options may expire before the end of the option period if the option holder ceases to perform services for the Company. Stock options will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. To the extent that the fair market value of ISOs (determined based on the fair market value on the grant date) that become exercisable for the first time in a calendar year exceeds $100,000, such options generally will be deemed NSOs.

Except as otherwise provided by the Compensation Committee, the following rules apply if an option holder's service with the Company terminates. If an option holder's service with the Company terminates for any reason other than cause, involuntary termination without cause, disability or death, the option holder generally may exercise his or her stock options (to the extent vested) within the 60-day period following such termination. If the option holder is terminated for cause, the option holder's stock options will immediately expire and no longer can be exercised. If the option holder is involuntarily terminated without cause, options (to the extent vested) generally may be exercised during the 90-day period following termination. If the option holder's service terminates due to his or her disability, options (to the extent vested) generally may be exercised during the one-year period following termination. If the option holder dies while employed or during the applicable exercise period following termination as described above, options (to the extent vested) generally may be exercised during the one-year period following the option holder's death. In no event can an option be exercised after the expiration of its term (i.e., the option period fixed by the Compensation Committee).

Options generally may not be transferred other than by will or the laws of descent and distribution and options generally may be exercised during the lifetime of the option holder only by the option holder. However, the Compensation Committee, in its discretion, may permit the transfer of NSOs, without consideration, to certain family members or family-related trusts, foundations or other entities, subject to limitations determined by the Compensation Committee.

Stock Appreciation Rights

Stock appreciation rights (or "SARs") allow a recipient to receive upon exercise an amount equal to the excess of the fair market value at that time of the shares of the Company's common stock with respect to which the SARs are being exercised over the initial value assigned to such SARs. This amount may be payable in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee. The initial value of SARs granted under the Stock Incentive Plan is determined at the discretion of the Compensation Committee, but the initial value per share of common stock covered by the SARs may not be less than the fair market value of a share of the Company's common stock on the grant date of the SARs. For this purpose, fair market value generally is based on the closing price of the Company's common stock on the Nasdaq National Market System on the last trading date immediately preceding the grant date.

SARs may be granted in tandem with stock options or independently. The Compensation Committee will establish the time period within which SARs must be exercised, but this period may not exceed ten years from the grant date of the SARs. SARs granted in tandem with stock options must have the same term as the options to which they relate. SARs may expire before the end of the exercise period if the recipient ceases to perform services for the Company. SARs will be exercisable at such time or times and subject to such restrictions as determined by the Compensation Committee. However, SARs granted in tandem with stock options may be exercised only with respect to the shares of common stock for which their related stock options are then exercisable. The exercise of either options or SARs that are granted in tandem will result in the termination of the other to the extent of the number of shares of common stock with respect to which such options or SARs are exercised.

If an individual's service with the Company terminates, SARs then held by such individual will terminate on the same terms and conditions that apply to stock options as described above, unless otherwise provided by the Compensation Committee.

SARs generally may not be transferred other than by will or the laws of descent and distribution and SARs generally may be exercised during the lifetime of the recipient only by the recipient. However, the Compensation Committee, in its discretion, may permit the transfer of SARs, without consideration, to certain family members or family-related trusts, foundations or other entities, subject to limitations determined by the Compensation Committee.

Restricted Stock

Restricted stock is an award of shares of the Company's common stock that is subject to restrictions and such other terms and conditions as the Compensation Committee determines.

The Compensation Committee will determine the type of restrictions applicable to the award, which can include restrictions based on achievement of financial or other business objectives (including objective performance goals as described below), the occurrence of a specific event, continued service for a period of time or other time-based restrictions. The Compensation Committee also will determine the purchase price, if any, to be paid for the restricted stock. Restricted stock generally may not be transferred until all restrictions applicable to the award have lapsed or been satisfied.

If the recipient of restricted stock ceases to perform services for the Company, all shares of common stock that are still subject to restrictions generally will be forfeited unless the Compensation Committee waives such restrictions.

A recipient of restricted stock generally will have certain rights and privileges of a shareholder, including the right to vote such shares of restricted stock and the right to receive distributions made with respect to such shares; provided, however, that any such shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any such shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such shares.

Deferred Stock Awards

The Compensation Committee may grant other types of stock awards that involve the issuance of shares of Common Stock or that are valued by reference to shares of common stock. The terms and conditions applicable to such stock awards will be determined by the Compensation Committee in its discretion.

Performance Awards

The Stock Incentive Plan allows the Compensation Committee to designate a grant of restricted stock or a deferred stock award as a performance award intended to qualify as performance-based compensation under Section 162(m) of the Code.
Section 162(m) of the Code generally limits the Company's annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other highest paid officers) to $1 million with respect to each such officer. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is not subject to this deduction limit. Compensation qualifies as performance-based only if it satisfies certain requirements, including that the material terms of the plan and performance goals under which the awards will be paid are disclosed to and approved by the shareholders. Accordingly, the Board of Directors is seeking shareholder approval of the Stock Incentive Plan in part to satisfy the requirements of Section 162(m) of the Code.

For performance awards, the Compensation Committee will establish in writing the performance goals upon which the performance award is contingent, the period over which such goals will be measured and any other applicable conditions. These terms must be established within 90 days after the beginning of the applicable period (or, if earlier, by the date on which 25% of the period has been completed).

The performance goals established by the Compensation Committee must be objectively determinable and will be based on one or more of the following: account acquisition; account retention; revenue growth; operating income; reductions in operating expenses; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; pre-tax income before allocation of corporate overhead and bonus; earnings per share; net income; return on shareholders' equity; return on assets; return on invested capital; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share, and/or comparisons with various stock market indices.

Performance goals may be based on the performance of the Company, based on the individual's division, business unit or employing subsidiary, based on the performance of one or more divisions, business units or subsidiaries, based on the performance of the Company as a whole or based on any combination of the foregoing or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. Performance goals may be either absolute in their terms or relative. Performance goals may provide for the inclusion or exclusion of items such as the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, restructurings, reductions in force, or changes in accounting principles or tax laws. The Compensation Committee also may establish subjective performance goals, provided that subjective performance goals generally may be used only to reduce, and not increase, an award. The Compensation Committee generally cannot waive the performance goal requirements except in its discretion in the case of the death or disability of the recipient or as otherwise provided under the Stock Incentive Plan in the event of a change in control (as described below).

As noted previously, no individual may be granted restricted stock or stock awards with respect to an aggregate of more than 150,000 shares of common stock during any consecutive thirty-six month period.

The Compensation Committee may, in its discretion, grant awards to covered officers that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

Change in Control

Under the Stock Incentive Plan, a "change in control" generally means any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation, any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then-outstanding voting securities of the Company.

Upon the occurrence of a "change in control" all outstanding stock options, SARs and stock awards generally will become fully vested and exercisable and all outstanding restricted stock generally will become fully vested with all restrictions and conditions related thereto being deemed satisfied. Any outstanding awards that have been designated as performance awards will be accelerated and deemed to have been fully earned as of the date of the change in control, however, the Compensation Committee may also provide that if in the event of a "change in control" the successor company assumes or substitutes the outstanding award, then each outstanding award shall not be accelerated as described above.

Amendment, Suspension or Termination

The Board of Directors may, from time to time, alter, amend, suspend or terminate the Stock Incentive Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the NASDAQ or any rule or regulation of any other principal exchange or quotation system on which its shares are then listed or quoted; provided that the Board of Directors may not amend the Stock Incentive Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board of Directors may not, without the approval of the Company's shareholders, amend the Stock Incentive Plan to
(a) increase the number of shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Stock Incentive Plan, (c) materially expand the class of persons eligible to participate in the Stock Incentive Plan, (d) lower the option price per share of an option after it is granted, cancel an option when the option price per share exceeds the Fair Market Value of the underlying shares in exchange for another Award (other than in connection with Substitute Awards), or take any other action with respect to an option that may be treated as a repricing under the rules and regulations of the NASDAQ, (e) increase the maximum permissible term of any option, or (f) amend the limitations placed on grants to individual participants. In addition, no amendments to, or termination of, the Stock Incentive Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

Unless terminated earlier, the Stock Incentive Plan will terminate ten years from its adoption by the Board of Directors. The Compensation Committee also may amend the terms of an outstanding award. However, no amendment, suspension or termination of the Stock Incentive Plan (or amendment of an outstanding award) may adversely affect in any material way the rights of the holder of any outstanding award without his or her consent.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences that generally apply with respect to awards that may be granted under the Stock Incentive Plan. This summary is based on current laws and regulations that may change in the future. This summary is not intended to be exhaustive and does not describe a number of special tax rules, including any foreign, state or local tax consequences, wage withholding requirements or various other rules that could apply to a particular individual or to the Company under certain circumstances.

   Nonstatutory Stock Options

The grant of NSOs has no federal income tax consequences to the Company or the option holder. Upon the exercise of an NSOs, the option holder will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the date of exercise over the exercise price paid for the shares. The Company generally will be allowed a federal income tax deduction equal to the same amount that the option holder recognizes as ordinary income. In the event of the disposition of the acquired shares of common stock, any additional gain (or loss) generally will be taxed to the option holder as either short-term or long-term capital gain (or loss) depending on how long the shares were held.

   Incentive Stock Options

The grant and exercise of ISOs have no federal income tax consequences to the Company. The grant and exercise of ISOs generally have no ordinary income tax consequences to the option holder. However, upon the exercise of an incentive stock option, the option holder has to treat the excess of the fair market value on the date of exercise over the exercise price as an item of tax adjustment for alternative minimum tax purposes, which may result in alternative minimum tax liability.

If the option holder retains the shares of common stock acquired upon the exercise of an incentive stock option for at least two years following the grant date of the option and one year following exercise of the option, the subsequent disposition of such shares will ordinarily result in long-term capital gains or losses to the option holder equal to the difference between the amount realized on disposition of the shares and the exercise price. The Company will not be entitled to any deduction in such case. If the holding period requirements described above are not met, the option holder will recognize ordinary income upon disposition of the common stock equal to the excess of the fair market value of the shares on the date of exercise (or, if less, the amount received on disposition of the shares) over the exercise price. The Company will be entitled to a corresponding tax deduction in the same amount. Any additional gain (or loss) realized by the option holder on the disposition of the common stock will be taxed as short-term or long-term capital gain (or loss), as applicable.

   Stock Appreciation Rights

The grant of SARs has no federal income tax consequences to the Company or the recipient. Upon the exercise of SARs, the recipient will recognize ordinary income equal to the amount of cash received and the fair market value of any shares of common stock received. The Company generally will be allowed a federal income tax deduction equal to the same amount that the recipient recognizes as ordinary income.

   Restricted Stock

There generally should not be any federal income tax consequences to the Company or the recipient upon the grant of restricted stock. The recipient normally will recognize ordinary income when shares of the restricted stock vest (which means that the shares are no longer subject to a substantial risk of forfeiture) or become transferable, whichever occurs first. However, a recipient instead may elect to recognize ordinary income at the time the restricted stock is granted by making an election under Section 83(b) of the Code within 30 days after the grant date. In either case, the recipient will recognize ordinary income equal to the fair market value of such shares of stock at the time the income is recognized (reduced by the amount, if any, the recipient paid for the stock) and the Company generally will be entitled to a corresponding tax deduction (subject to Section 162(m) limitations). If the recipient subsequently disposes of the shares of common stock, any additional gain (or loss) should be eligible for short-term or long-term capital gain tax treatment, depending on how long the shares were held after the ordinary income was recognized. If a recipient makes an "83(b) election" and then forfeits the shares of common stock, the recipient normally will not be entitled to any tax deduction or refund with respect to the tax already paid.

   Other Stock Awards

The federal income tax consequences of other stock awards will depend on the form of such awards.

   Section 162(m)

As discussed above, Section 162(m) of the Code generally limits the Company's annual federal income tax deduction for compensation paid to certain covered employees (generally, the Chief Executive Officer and the four other most highly compensated officers) to $1 million with respect to each such officer. However, compensation that qualifies as "performance-based compensation" under Section 162(m) is not subject to this deduction limit. If the Stock Incentive Plan is approved by the Company's shareholders, the Company intends that stock options, SARS and performance awards granted to covered employees generally should qualify as "performance-based" compensation that will not be subject to the
Section 162(m) deduction limit.

Stock Incentive Plan Benefits

As of the date of this Proxy Statement, no awards have been granted under the Stock Incentive Plan. Since the Stock Incentive Plan is subject to shareholder approval and all future awards under the Stock Incentive Plan will be made at the discretion of the Compensation Committee, awards that may be received by any particular person or group pursuant to the Stock Incentive Plan are not presently determinable.

Shareholder Vote Required

Approval of the adoption of the Company's 2004 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting of Shareholders.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF
            THE ADOPTION OF THE COMPANY'S 2004 STOCK INCENTIVE PLAN.

                       RATIFICATION OF THE APPOINTMENT OF
               PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS
                                  (Proposal 3)

Subject to ratification by the shareholders, the Board of Directors appointed PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2004.

Audit Fees. The Company engaged PricewaterhouseCoopers as its independent auditors in March 2002. In connection with the audit of the Company's annual financial statements for fiscal year 2003, PricewaterhouseCoopers billed the Company approximately $ 1,820,575 and for fiscal year 2002, PricewaterhouseCoopers billed the Company $792,675. Audit fees relate to professional services rendered in connection with the audit of the Company's annual financial statements, quarterly review of financial statements included in the Company's quarterly reports and for services related to the Company's initial public offering.

Financial Information Systems Design and Implementation Fees and All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered during fiscal year 2003 and 2002 relating to the review of the Company's tax returns, consultations on accounting standards and other miscellaneous services was approximately $85,492 and $0, respectively. The Audit Committee approved 100% of such fees.

The Audit Committee has considered whether provision of the services described above under the caption "Financial Information Systems Design and Implementation Fees and All Other Fees" is compatible with maintaining the independent auditor's independence and has determined that such services have not adversely affected PricewaterhouseCoopers' independence.

Fiscal 2003 was the fifth year that PricewaterhouseCoopers LLP audited the Company's financial statements.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, and will be available to respond to appropriate questions from shareholders.

Shareholder Vote Required

The affirmative vote of the holders of a majority of the Company's common stock represented and voting at the meeting will be required to ratify the Board of Director's selection of PricewaterhouseCoopers LLP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
        RATIFY PRICEWATERHOUSECOOPERS, LLP AS THE COMPANY'S INDEPENDENT
                         AUDITORS FOR THE ENSUING YEAR.

                                  OTHER MATTERS

There is no reason to believe that any other business will be presented at the Annual Meeting; however, if any other business should properly and lawfully come before the Annual Meeting, the proxies will vote in accordance with their best judgment.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           /s/ Timothy M. McGinn
                                           Chairman and Chief Executive Officer
April 29, 2004
Albany, New York

                                   APPENDIX A

                      INTEGRATED ALARM SERVICES GROUP, INC.

                            2004 STOCK INCENTIVE PLAN

         Integrated Alarm Services Group, Inc., a corporation existing under the laws of the State of Delaware (the "Company"), hereby establishes and adopts the following 2004 Stock Incentive Plan (the "Plan").

1.       PURPOSE OF THE PLAN
         1.1. Purpose. The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining selected individuals to serve as directors, employees, consultants and advisors of the Company who are expected to contribute to the Company's success and to achieve its long-term objectives, which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.       DEFINITIONS
         2.1. "Affiliate" shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         2.2. "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Deferred Stock Award relating to Shares granted pursuant to the provisions of the Plan.

         2.3. "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.

         2.4. "Board" shall mean the board of directors of the Company.

         2.5. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         2.6. "Committee" shall mean the Compensation Committee of the Board, consisting of no fewer than two Directors, each of whom is an independent non-employee director within the meaning of Section 162(m)(4)(C)(i) of the Code, or any successor provision thereto, and the NASDAQ regulations.

         2.7. "Covered Employee" shall mean a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

         2.8. "Deferred Stock Award" shall mean any award of share units granted pursuant to Section 8.

         2.9. "Director" shall mean a non-employee member of the Board.

         2.10. "Employee" shall mean any employee of the Company or any Affiliate.

         2.11. "Fair Market Value" shall mean the average of the high and low market prices of the Company's shares on a particular reference date as reported on the NASDAQ or a successor quotation system (or other principal exchange on which the Company's shares are then trading) on the day immediately preceding that date (or if there were no reported trading prices on such date, on the last preceding date on which the trading prices were reported).

         2.12. "Freestanding Stock Appreciation Right" shall have the meaning set forth in Section 6.1.

         2.13. "Limitations" shall have the meaning set forth in Section 10.5.

         2.14. "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine. Options granted under the Plan shall be non-qualified stock options.

         2.15. "Participant" shall mean an Employee, Director, consultant or advisor who is selected by the Committee to receive an Award under the Plan.

         2.16. "Payee" shall have the meaning set forth in Section 13.1.

         2.17. "Performance Share Award" shall mean any grant pursuant to
Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         2.18. "Performance Period" shall mean that period established by the Committee at the time any Performance Share Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

         2.19. "Restricted Stock" shall mean any Share or Share Unit issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

         2.20. "Restricted Period" shall have the meaning set forth in Section 7.1.

         2.21. "Shares" shall mean the shares of common stock of the Company, par value $0.001 per share.

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

         2.22. "Share Unit" shall mean a right denominated by the value of a Share granted pursuant to the Plan

         2.23. "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Section 6.

         2.24. "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.25. "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

         2.26. "Tandem Stock Appreciation Right" shall have the meaning set forth in Section 6.1.

3.       SHARES SUBJECT TO THE PLAN
         3.1. Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 1,200,000 Shares shall be authorized for grant under the Plan. Any Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share granted.

                  (b) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, the Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for Awards under the Plan, subject to Section 3.1(f) below.

                  (c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

                  (d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan

(as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors or any Affiliate prior to such acquisition or combination.

                  (e) Any Shares that again become available for grant pursuant to this Section 3 shall be added back as one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and as two
(2) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

         3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or shares purchased in the open market or otherwise.

4.       ELIGIBILITY AND ADMINISTRATION
         4.1. Eligibility. Any Employee, Director, consultant or advisor shall be eligible to be selected as a Participant.

         4.2. Administration. a) The Plan shall be administered by the Committee. The Directors may remove from, add members to, or fill vacancies on, the Committee.

                       (b) The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors, consultants and advisors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, subject to Section 8.1; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have rights for the payment of dividends or dividend equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

                       (c) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, any stockholder and any Employee or any Affiliate. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

                      (d) The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not Directors or officers of the Company and to consultants and advisors and to cancel or suspend Awards to Employees who are not Directors or officers of the Company and to consultants and advisors.

5.       OPTIONS
         5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

         5.2. Award Agreements. All Options granted pursuant to this Section 5 shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. Granting of an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.

         5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not be permitted to (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that may be treated as a repricing under the rules and regulations of the NASDAQ.

         5.4. Option Period. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability.

         5.5. Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), (c) if the Shares are traded on the NASDAQ or another principal exchange, through the delivery of irrevocable instructions to a broker approved by the Committee to deliver promptly to the Company an amount equal to the purchase price, (d) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (e) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (f) through any other method specified in an Award Agreement, or (g) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except under certain circumstances contemplated by
Section 11 or as may be set forth in an Award Agreement with respect to death or disability of a Participant, Options will not be exercisable before the expiration of one year from the date the Option is granted.

         5.6. Form of Settlement. In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

6.       STOCK APPRECIATION RIGHTS

         6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option ("Tandem Stock Appreciation Right"), (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award (a "Freestanding Stock Appreciation Right"), in each case upon such terms and conditions as the Committee may establish in its sole discretion.

         6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

         Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise or such other amount as the Committee shall so determine at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or in the case of a Tandem Stock Appreciation Right granted on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be.

         Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

         Any Tandem Stock Appreciation Right may be granted at the same time as the related Option is granted or at any time thereafter before exercise or expiration of such Option.

         Any Tandem Stock Appreciation Right related to an Option may be exercised only when the related Option would be exercisable and the Fair Market Value of the Shares subject to the related Option exceeds the option price at which Shares can be acquired pursuant to the Option. In addition, (i) if a Tandem Stock Appreciation Right exists with respect to less than the full number of Shares covered by a related Option, then an exercise or termination of such Option shall not reduce the number of Shares to which the Tandem Stock Appreciation Right applies until the number of Shares then exercisable under such Option equals the number of Shares to which the Tandem Stock Appreciation Right applies, and (ii) no Tandem Stock Appreciation Right granted under the Plan to a person then subject to Section 16 of the Exchange Act shall be exercised during the first six months of its term for cash.

         Any Option related to a Tandem Stock Appreciation Right shall no longer be exercisable to the extent the Tandem Stock Appreciation Right has been exercised and vice versa, subject to Section 6.2(d).

         The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. The Committee may impose such other conditions or restrictions on the terms of exercise and the exercise price of any Stock Appreciation Right, as it shall deem appropriate, including providing that the grant price of a Tandem Stock Appreciation Right may be less than the Fair Market Value on the date of grant if the Tandem Stock Appreciation Right is added to an Option following the date of the grant of the Option. In connection with the foregoing, the Committee shall consider the applicability and effect of
Section 162(m) of the Code.

         Notwithstanding the foregoing provisions of this Section 6.2(g), but subject to Section 12.2, a Freestanding Stock Appreciation Right shall not have
(i) grant price less than Fair Market Value on the date of grant, or (ii) a term of greater than ten years. In addition to the foregoing, but subject to Section 12.2, the grant price of any Stock Appreciation Right shall not be reduced after the date of grant.

         The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.       RESTRICTED STOCK AWARDS
         7.1. Grants. Awards of Restricted Stock may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award"). A Restricted Stock Award shall be subject to restrictions imposed by the Committee covering a period of time specified by the Committee (the "Restriction Period"). The provisions of Restricted Stock Awards need not be the same with respect to each recipient. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

         7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.

         7.3. Rights of Holders of Restricted Stock. Beginning on the date of grant of a Restricted Stock Award in the form of actual Shares and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Shares. The Committee shall have the discretion to provide dividend equivalents in connection with the grant of a Restricted Stock Award in the form of Share Units, subject to the same restrictions as in the preceding sentence.

         7.4. Minimum Vesting Period. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Section 11), Restricted Stock Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that the provisions of this Section 7.4 shall not be applicable to any Substituted Awards or grants of Restricted Stock in payment of Performance Share Awards pursuant to Section 9. Subject to the foregoing three-year minimum vesting requirement, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

8.       DEFERRED STOCK AWARDS

         8.1. Stock and Administration. Other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares ("Deferred Stock Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such Deferred Stock Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan, or other compensation payable outside the Plan. Deferred Stock Awards shall be paid only in Shares. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which such Deferred Stock Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Deferred Stock Awards need not be the same with respect to each recipient. Except for certain limited situations (including the death, disability or retirement of the Participant or a Change of Control referred to in Section 11), Deferred Stock Awards subject to any continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from date of grant (but permitting pro-rata vesting over such time); provided, that such restrictions shall not be applicable to any Substituted Awards, grants of Deferred Stock Awards in payment of Performance Share Awards pursuant to Section 9, or grants of Deferred Stock Awards in payment of other compensation payable outside the Plan.

         8.2. Terms and Conditions. Shares (including securities convertible into Shares) subject to Awards granted under this Section 8 may be issued for no consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 8 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

9.       PERFORMANCE SHARE AWARDS

         9.1. Terms of Performance Share Awards. Performance Share Awards may be issued hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Share Award; provided, however, that a Performance Period shall not be shorter than three years nor longer than five years. Except as provided in Section 11 or as may be provided in an Award Agreement, Performance Share Awards will be distributed only after the end of the relevant Performance Period. Performance Share Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Share Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

10.      CODE SECTION 162(m) PROVISIONS

         10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Performance Share Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.

         10.2. Performance Criteria. If a Performance Share Award is subject to this Section 10, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: [account acquisition; account retention; revenue growth; operating income; reductions in operating expenses; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; pre-tax income before allocation of bonus'; earnings per share; net income; return on stockholders' equity; return on assets; return on invested capital; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share, and/or comparisons with various stock market indices] of the Company or any Affiliate, division or business unit of the Company for or within which

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

the Participant is primarily employed. Such performance goals also may be based solely by reference to the Company's performance or the performance of an Affiliate, division or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) cumulative changes in accounting standards, each as calculated in accordance with generally accepted accounting principles and disclosed in the Company's financial statements, notes to the financial statements, or management's discussion and analysis. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of,
Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

         10.3. Adjustments. Notwithstanding any provision of the Plan (other than Section 11), with respect to any Performance Share Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant.

         10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(c) of the Code, or any successor provision thereto.

         10.5. Limitations on Grants to Individual Participant. Subject to adjustment as provided in Section 12.2, no Participant may be granted during any consecutive 36-month period (i) Options or Stock Appreciation Rights with respect to more than 300,000 shares or (ii) Performance Share Awards that could result in the payment of more than 150,000 shares (the "Limitations"). If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitations.


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

11.      CHANGE OF CONTROL PROVISIONS

         11.1. Impact of Change of Control. The terms of any Award may provide in the Award Agreement evidencing the Award that, upon a "Change of Control" of the Company (as that term may be defined therein), (a) Options and Stock Appreciation Rights outstanding as of the date of the Change of Control immediately vest and become fully exercisable, (b) restrictions and deferral limitations on Restricted Stock lapse and the Restricted Stock become free of all restrictions and limitations and become fully vested, (c) all Performance Share Awards shall be considered to be earned and payable (either in full or pro-rata based on the portion of Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Share Awards shall be immediately settled or distributed, (d) the restrictions and deferral limitations and other conditions applicable to any Deferred Stock Awards or any other Awards shall lapse, and such Deferred Stock Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant, and (e) such other additional benefits as the Committee deems appropriate shall apply, subject in each case to any terms and conditions contained in the Award Agreement evidencing such Award. For purposes of the Plan, a "Change of Control" shall mean an event described in an Award Agreement evidencing the Award or such other event as determined in the sole discretion of the Board. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may determine that, upon the occurrence of a Change of Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change of Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

         11.2. Assumption Upon Change of Control. Notwithstanding the foregoing, the terms of any Award Agreement may also provide that, if in the event of a Change of Control the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Deferred Stock Award, then each outstanding Option, Stock Appreciation Right, Restricted Stock Award or Deferred Stock Award shall not be accelerated as described in Sections 11.1(a),
(b) and (d). For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award or Deferred Stock Award shall be considered assumed or substituted for if following the Change of Control the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Deferred Stock Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely

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

common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Deferred Stock Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding. Notwithstanding the foregoing, on such terms and conditions as may be set forth in an Award Agreement, in the event of a termination of a Participant's employment in such successor company within a specified time period following such Change in Control, each Award held by such Participant at the time of the Change in Control shall be accelerated as described in Sections 11.1(a), (b) and (d) above.

12.      GENERALLY APPLICABLE PROVISIONS
         12.1. Amendment and Modification of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the NASDAQ or any rule or regulation of any other principal exchange or quotation system on which Shares are then listed or quoted; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4, or (f) amend any provision of Section 10.5. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

         12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

         12.3. Transferability of Awards. Unless otherwise authorized by the Committee in an Award Agreement, no Award and no Shares subject to Awards described in Section 8 that have not been issued or as to which any applicable restriction, performance or

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

deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution or pursuant to qualified domestic relations order (as defined by the Code), and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative.

         12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

         12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

13.      MISCELLANEOUS
         13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (any such person, a "Payee") net of any applicable Federal, State and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Rights, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company's earnings), or by directing the Company to retain Shares (up to the employee's minimum required tax withholding rate) otherwise deliverable in connection with the Award.


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

         13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director, consultant or advisor the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director, consultant or advisor at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

         13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

         13.4. Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Affiliate or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, as determined by the Committee in its sole discretion.

         13.5. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         13.6. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

         13.7. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

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

         13.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

         13.9. Construction. All references in the Plan to "Section or "Sections," are intended to refer to the Section or Sections, as the case may be, of the Plan. As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         13.10. Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         13.11. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed accordingly.

         13.12. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the fifth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

         13.13. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

         13.14. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.


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